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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ACNB Corporation
Gettysburg, Pennsylvania

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3D (Registration No. 333-171840) filed with the SEC on January 24, 2011 and Form S-8 (Registration No. 333-185881) filed with the SEC on January 4, 2013 and Form S-4 (Registration Statement No. 333-215914) effective March 14, 2017 of ACNB Corporation of our reports dated March 15, 2017, relating to the consolidated financial statements and the effectiveness of ACNB Corporation's internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Harrisburg, Pennsylvania
March 15, 2017

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM